UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 15, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01. Financial Statements and Exhibits.

SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonuses and Restricted Stock Awards

On August 15, 2022, the Compensation Committee of the Board of Directors of Sharps Compliance Corp. approved the following cash bonuses and restricted stock awards for certain officers and employees under the pre-existing Executive Compensation and Incentive Plan ("ECIP") for fiscal year ended June 30, 2022.

Officer	Cash Bonuses	Restricted Stock Awards
Eric T. Bauer, Executive Vice President and Chief Financial Officer	$38,958	11,131
Diana P. Diaz, Senior Vice President and Chief Accounting Officer	$110,000	31,429
Gregory C. Davis, Vice President of Operations	$60,938	16,714
Dennis P. Halligan, Vice President of Sales and Marketing	$52,250	14,331
Other Employees	$—	26,112

The restricted stock awards were granted under a shareholder approved stock plan and will vest over a four-year period (25% per year).

Item 9.01. Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer